Exhibit 10.2

[HCC SERVICE COMPANY, INC.]

Barry J. Cook

By email

Dear Barry:

I refer to our discussions regarding your new term of employment from 1 January 2012.

I propose that you continue to be employed on the terms and conditions set out in your service agreement dated 7 May 2009 (“Service Agreement”) save as provided for in this letter.

In clause 2.1 of the Service Agreement, the term will be effective from 1 January 2012 through 31 March 2016, subject to earlier termination by you or the Company.

Your salary will be £543,000 per annum during the term.

In Clause 12 of the Service Agreement, the definition of “Termination Date” shall be amended as follows:

““Termination Date” means the date on which the Executive’s employment terminates”

All other provisions in the Service Agreement shall continue in full force and effect.

Please sign and return the attached copy of this letter to record your agreement to the above terms.

Yours sincerely,

/s/ John N. Molbeck, Jr.
John N. Molbeck, Jr.
For HCC Service Company, Inc.

I agree to the changes to my terms and conditions of employment and to the Service Agreement as set out above.

Signed:	/s/ Barry J. Cook
Barry J. Cook
March 30, 2012